                                                                Exhibit 10.3


                                                             EXECUTION COPY
                                                                    (Junior)

                          FIRST SUPPLEMENTAL INDENTURE

                FIRST SUPPLEMENTAL INDENTURE (this "Supplemental Indenture") dated as of October 31, 1997 between Huntway Partners, L.P., a Delaware limited partnership (the "Company"), and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT

                The Company and the Trustee are parties to an Amended and Restated Junior Subordinated Debenture Indenture (the "Existing
Indenture") dated as of December 12, 1996.

                Pursuant to a Sequencing and Amendatory Agreement dated as of October 31, 1997 among the Company and numerous other parties, the Company and all of the Holders under the Existing Indenture have agreed to the amendments to the Existing Indenture hereinafter set forth, and have acknowledged and agreed that the signatures of such Holders thereto constitute a consent, by Act of such Holders pursuant to Section 104 of the Existing Indenture, to amend the Existing Indenture as hereinafter set forth.

           Pursuant to Section 803 of the Existing Indenture, the Trustee has received an Opinion of Counsel and Officers' Certificate stating that the execution of this Supplemental Indenture is authorized or permitted by the Existing Indenture.

           Accordingly, pursuant to Section 802 of the Existing Indenture, the Company and the Trustee are entering into this Supplemental Indenture.

           The Company and the Trustee hereby agree as follows:


            1. Amendments to the Existing Indenture.
            ---------------------------------------------

            The Existing Indenture is amended as follows:

            (a) Definitions.

            (i) The following definitions contained in the Existing Indenture are amended as follows:

            The definition of "Current Market Value" is deleted in its entirety.

            The definition of "Senior Indebtedness" is amended by (i) inserting the words "and the Convertible Notes" after the word "Securities" in the fourteenth line of such definition; (ii) inserting the words "and the Convertible Notes and the Senior Subordinated Indenture" after the word "Indenture" in the eighteenth line of such definition; (iii) inserting the words "and the Convertible Notes" after the word

            "Securities" in the twenty-first line of such definition; (iv) inserting the words "and the Senior Subordinated Indenture" after the word "Indenture" in the twenty-first line of such definition; and (v) substituting the words ", the Convertible Notes or such indentures" for the words "or such indentures" in the twenty-second line of such definition.

            The definition of "Support Agreement" is deleted in its entirety.

            The definition of "Unit Valuation Date" is deleted in its entirety.

            (ii) The following definitions contained in Section 101 of the Existing Indenture are restated to read as follows:

            "Intercreditor Agreement" means, notwithstanding the meaning set forth in the Preliminary Statement of this Indenture, the Amended and Restated Intercreditor and Collateral Trust Agreement dated as of December 12, 1996 among the Trustee, the Collateral Agent, Bankers Trust Company, Massachusetts Mutual Life Insurance Company, Mellon Bank, N.A., as trustee for First Plaza Group Trust, Oppenheimer & Company, Inc., as agent for itself and certain affiliated entities, Lindner Growth Fund and Bankers Trust Company, as issuer of letters of credit, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

            "Representative" means with respect to the Letter of Credit Facility, Bankers Trust Company, and with respect to any Senior Indebtedness arising under the Collateralized Note Indenture and the Senior Subordinated Indenture, the respective trustee named in such Indenture.

            "Restricted Junior Payment" means any distribution, direct or indirect, whether in cash or other property on account of (i) the units of ownership in or capital stock of the Company or any other equity ownership interest in the Company or dividend, distribution or similar payment, redemption, purchase, retirement or other acquisition for value, direct or indirect, of any units of ownership in or capital stock of the Company or any other equity ownership interest in the Company, and (ii) warrants, options or other rights to acquire units of ownership in or capital stock of the Company in order to retire, or to obtain the surrender of, such securities.

            "Secondary Securities" has the meaning specified in Section 307(f).

            "Senior Notes" means the Senior Notes (Other) and the Senior
            Notes (Sunbelt IDB) and any securities authenticated and delivered upon registration of transfer thereof, or in exchange therefor, or in lieu thereof; provided the principal amount of such authenticated and delivered securities shall not exceed the principal amount of the Notes to be exchanged, transferred or replaced.

            "Specified Senior Debt" means (a) any Senior Indebtedness at any time arising under the Letter of Credit Facility or the Replacement Letter of Credit Agreement; (b) any Senior Indebtedness at any time arising under the Collateralized Note Indenture; and

           (c) any Indebtedness at any time arising under the Senior Subordinated Indenture. For purposes of this definition, a refinancing of any Specified Senior Debt shall be treated as Specified Senior Debt only if it ranks or would rank pari passu with the Indebtedness refinanced.

           (iii) The following definitions are added to Section 101 of the Existing Indenture:

            "Anticipated Merger" means the merger of Huntway into a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia that has conducted no business and incurred no liabilities solely for the purpose of changing the form in which Huntway's business is conducted.

            "Convertible Notes" means the 9-1/4% Senior Subordinated
            Secured Convertible Notes due 2007 issued by the Company under the Senior Subordinated Indenture.

            "Huntway" means Huntway Partners, L.P., a Delaware limited partnership.

            "IDB Letter of Credit" means that certain Irrevocable Letter of Credit No. S04377 dated October 5, 1988 in the original stated amount of $9,510,411.00 issued by Bankers Trust Company to the trustee under that certain Indenture of Trust, dated August 1, 1988, pursuant to which the Sunbelt Bonds were issued.

            "LOC Bank" means the issuer of the letters of credit issued under the Letter of Credit Agreement.

            "Senior Subordinated Indenture" means the Indenture dated as of October 15, 1997 between the Company and State Street Bank and Trust Company, as trustee, as from time to time amended, supplemented, restated or otherwise modified.

            (b) Title and Terms. Section 301 of the Existing Indenture is amended by inserting "(a)" after the word "for" in the second line of such Section and inserting at the end of the first sentence of such Section the words "and (b) Securities issued in respect of accrued interest pursuant to
Section 307(a) hereof (the "Secondary Securities")".

            (c) Denominations. Section 302 of the Existing Indenture is amended by inserting the words "(except for Secondary Securities)" after the word "multiples" in the second line of such Section and after the words "principal amounts" in the fifth line of such Section.

            (d) Payment of Interest. Sections 307(a) - (d) of the Existing Indenture are restated in their entirety to read as follows:

            Section 307. Payment of Principal and Interest; Preservation of Rights.

           (a) The Securities shall accrue interest (prior to default) during each Interest Accrual Period at the Interest Rate specified in
Section 301, and until payment in full of the principal amount of all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities and until conversion of the

Convertible Notes pursuant to the Senior Subordinated Indenture or payment in full of the principal amount of all accrued interest on the Convertible Notes, shall not be paid in cash but shall instead be paid solely through the issuance on each Interest Payment Date of securities in the same form and tenor as the Securities with a principal amount equal to the amount of accrued and unpaid interest. The Company shall notify the Trustee in writing prior to any redemption in full of the Senior Notes or the Convertible Notes. After the principal amount of and accrued interest (including Secondary Securities as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities has been paid in full, and the Convertible Notes have been converted pursuant to the Senior Subordinated Indenture or the principal amount of and all accrued interest on the Convertible Notes has been paid in full, interest accrued on each Security shall be due and payable in cash on each Interest Payment Date until payment in full of each Security. If the later of final payment in full of the principal amount of and all accrued interest (including Secondary Securities as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities and the conversion of the Convertible Notes pursuant to the Senior Subordinated Indenture or payment in full of the principal amount of and all accrued interest on the Convertible Notes does not fall on an Interest Payment Date, then interest accrued to the date of such payment shall be paid through issuance of additional Securities with an aggregate principal amount equal to such accrued interest and interest accrued after such date shall be paid in cash, with such issuance and payment to be made on the next Interest Payment Date. To the extent lawful and enforceable, interest on Defaulted Interest and interest on the principal amount of Securities shall accrue at the applicable Interest Rate, as increased pursuant to Sections 503 and 515.

            (b) The principal of the Securities shall be payable in accordance with subsection (c) below but in no event later than the Stated Maturity thereof as specified in Section 301 unless the unpaid principal of such Securities becomes due and payable at an earlier date by declaration of acceleration or otherwise. The Company shall not pay any principal payments with respect to the Securities until the accrued interest (including Secondary Securities as defined in the Collateralized Note Indenture) on and the principal amount of the Senior Securities has been paid in full and the Convertible Notes have been converted pursuant to the Senior Subordinated Indenture or the principal amount of and all accrued interest on the Convertible Notes has been paid in full.

            (c) On the Stated Maturity, the Company shall pay to the Holders the accrued and unpaid interest on and the principal amount of the Outstanding Securities, provided that the Company shall not pay any principal with respect to the Securities until the accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture) on and the principal amount of Senior Securities has been paid in full and the Convertible Notes have been converted pursuant to the Senior Subordinated Indenture or the principal amount of and all accrued interest on the Convertible Notes has been paid in full. Payments made toward the Outstanding principal amount of the Securities pursuant to this subsection (c) shall be applied ratably without preference or priority of any kind among such Securities.

           (d) Except as set forth above with respect to payment by issuance of Secondary Securities, interest and principal on each Security shall be payable by wire transfer to a United States dollar account maintained by the Holder of such Security at a Depository Institution in the United States as reflected on the Security Register. Interest and principal on each Security shall be paid by the Paying Agent from the amounts made available therefor by the Company. In the case of the Maturity of a Security, the Trustee, in the name and at the expense of the Company, shall notify the

Person entitled thereto at its address as it appears on the Security
Register that such Security is to be paid in full. Such notice shall be mailed as soon as practicable, and in any event no later than the tenth day prior to the Maturity of such Security and shall specify the place where such Security may be presented and surrendered for final payment. The Company, with the prior consent of the Trustee, may, but shall not be obligated to, adopt any other method of payment requested by a Holder.

           (e) Payment of Interest (307(f)).  Section 307(f) of the
Existing Indenture is amended by substituting the parenthetical language "(including, without limitation, provision by issuance of Secondary Securities)" for the parenthetical language contained in the second line of such Section and by restating the proviso at the end of subparagraph (2) therein as follows:

            provided that any such payment made before payment in full of the principal amount of and all accrued interest (including Secondary Securities as defined in the Collateralized Note Indenture) on the Senior Securities and conversion of the Convertible Notes or payment in full of the principal amount of and all accrued interest on the Convertible Notes is made solely in kind and not in cash.

            (f) Sections 307(g) and 307(h) are hereby deleted in their entirety.

            (g) Maintenance of Existence. Section 404 of the Existing Indenture is amended by substituting the words "partnership or corporate existence, as the case may be" for the words "partnership existence" in the second line of such Section.

            (h) Limitation on Indebtedness. Section 406 of the Existing Indenture is amended by (i) inserting the words "and the Convertible
Notes" after the word "Securities" in the third line of such Section, (ii) deleting the words "in an amount not to exceed $1,500,000" in paragraph 406(f) and (iii) inserting the following new paragraph (j), redesignating current paragraph 406(j) as 406(k)and replacing the reference to "(i)" in new paragraph 406(k) with "(j)":

            (j) The Company may become and remain liable with respect to the Indebtedness under the Senior Subordinated Indenture; and

            (i) Limitation on Restricted Junior Payments. Section 407 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section.

           (j) Limitation on Restrictions Affecting Subsidiaries. Section 408 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section.


           (k) Limitation on Liens. Section 410 of the Existing Indenture is amended by inserting the following new paragraph (h):

           (h)  Liens securing obligations under the Senior Subordinated
Indenture.

           (l) Transactions with Partners and Affiliates. Section 414 of the Existing Indenture is amended by (i) inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section; (ii) inserting the words "or capital stock of" after the words "interests in" in the seventh line of such Section; and (iii) inserting the words "or capital stock issued to such Person in exchange for such Common Units pursuant to the Anticipated Merger" after the word "Plan" in the last line of such Section.

           (m) Financial Covenants. Section 415 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section.

           (n) Limitation on Investments, Loans and Advances. Section 417 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section.

           (o) Limitation on Consolidated Capital Expenditures. Section 418 of the Existing Indenture is amended by restating the first sentence of such Section to read as follows:

                  After the Company has paid in full the principal of and all accrued interest (including Secondary Securities, as defined in the Collateralized Note Indenture, issued with respect thereto) on the Senior Securities and the Convertible Notes, the Company will not and will not permit any of its Subsidiaries to make, in the aggregate, Consolidated Capital Expenditures in an amount in excess of $3,000,000 during any calendar year.

           (p) Fundamental Changes Only on Certain Terms. Section 419 of the Existing Indenture is amended by (i) inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section; (ii) amending and restating clause (d) thereof to read as follows:
"(d) the Company may effect the Anticipated Merger; and" and (iii) inserting the following text at the end of such Section:

            "Upon any consolidation or merger of the Company or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with this Section 419, the successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition is made, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor person had been named as the Company herein or therein."

           (q) Contingent Obligations. Section 420 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the word "Securities" in the third line of such Section .

           (r) Grant of Lien to Secure Obligations. Section 422 of the Existing Indenture is amended by (i) inserting the words "and the Convertible Notes" after the word "Securities" in the fourth line of such Section; and (ii) inserting the words "and
Convertible Notes" after the word "Securities" in the seventh line of such Section.

           (s) Events of Default.  Section 501(e) of the Existing
Indenture is amended by inserting the words "(or, following the Anticipated Merger, stockholders)" after the word "partners" each time it appears and by inserting the words "(or, following the Anticipated Merger, capital stock)" after the words "units of ownership"; Section 501(f) is amended by inserting the words "(or, following the Anticipated Merger, stockholders)" after the word "partners" each time it appears; and the text in Section 501(l) prior to the semi-colon therein is replaced with the following words: "the General Partner and the Special General Partner shall cease to be the sole general partners of the Company, other than as a result of the Anticipated Merger".

           (t) Acceleration of Maturity. Section 502 of the Existing Indenture is amended by inserting after the words "Carl O. Roark)" the words ", and to the trustee under the Senior Subordinated Indenture (at Corporate Trust Department, Two International Place, 4th Floor, Boston, Massachusetts 02110, Attention: Susan Freedman)".

           (u) Right of Redemption. Section 901 of the Existing Indenture is amended by inserting the words "and the Convertible Notes" after the words "Senior Securities" in the third line of such Section.

           (v) Approval of Senior Indebtedness. Section 1006 of the Existing Indenture is amended by inserting the words "and the Convertible Notes and the Senior Subordinated Indenture" after the word "Indenture" in the fourth line of clause (i) of such Section.

           2. Effect on Existing Indenture. Except as expressly amended by this Supplemental Indenture, the Existing Indenture shall remain in full force and effect.

           3. Counterparts. This Supplemental Indenture may be signed in counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Supplemental Indenture.

     IN WITNESS WHEREOF, we have set our hands as of the day and year first above written.


                         HUNTWAY PARTNERS, L.P.,
                         a Delaware limited partnership

                         By HUNTWAY MANAGING PARTNER, L.P.,
                          its Managing General Partner

                         By The Huntway Division of
                            Reprise Holdings, Inc.,
                            its Sole General Partner

                         By: /s/ Warren J. Nelson
                            -----------------------------------
                         Name:    Warren J. Nelson
                         Title:   Executive Vice President and
                                  Chief Financial Officer

                         IBJ SCHRODER BANK & TRUST COMPANY,
                         as Trustee

                         By:__________________________________
                         Name:
                         Title: